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                                  EXHIBIT 24.2
                                  ------------

                           INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this registration statement on form S-8 of Teradyne, Inc. of our reports dated January 24, 1994 on our audits of the consolidated financial statements and financial statement schedules of Teradyne, Inc. as of December 31, 1993 and 1992, and for the three years in the period ended December 31, 1993, which report is incorporated by reference in the Annual Report on Form 10-K of Teradyne, Inc.

                                       COOPERS & LYBRAND


Boston, Massachusetts
August 11, 1994